                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         TOOTSIE ROLL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                         TOOTSIE ROLL INDUSTRIES, INC.
               7401 SOUTH CICERO AVENUE, CHICAGO, ILLINOIS 60629

                                                                  March 27, 1997

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of your Company to be held on Monday, May 5, 1997, at 9:00 A.M., Eastern Daylight Savings Time, in Room 1200, Mutual Building, 909 East Main Street, Richmond, Virginia.

    At the meeting, in addition to the election of five directors and a proposal to ratify the appointment of Price Waterhouse LLP as independent auditors of the Company, you are being asked to consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock and Class B Common Stock and a proposal to approve the Tootsie Roll Industries, Inc. Bonus Incentive Plan.

    The formal Notice of the Annual Meeting of Shareholders and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please promptly mark, sign and date the enclosed proxy and return it in the enclosed envelope, whether or not you intend to be present at the Annual Meeting of Shareholders.

                                   Sincerely,

            Melvin J. Gordon                         Ellen R. Gordon
       CHAIRMAN OF THE BOARD AND                      PRESIDENT AND
        CHIEF EXECUTIVE OFFICER                  CHIEF OPERATING OFFICER

                         TOOTSIE ROLL INDUSTRIES, INC.
               7401 SOUTH CICERO AVENUE, CHICAGO, ILLINOIS 60629

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 1997

To the Shareholders:

    Notice is hereby given that the Annual Meeting of Shareholders of TOOTSIE ROLL INDUSTRIES, INC. will be held in Room 1200, Mutual Building, 909 East Main Street, Richmond, Virginia, on Monday, May 5, 1997, at 9:00 A.M., Eastern Daylight Savings Time, for the following purposes:

    1.  To elect the full board of five directors;

    2. To consider and vote upon a proposal to amend Article FOURTH of the Company's Articles of Incorporation to (i) increase the number of authorized shares of Common Stock from 25,000,000 shares to 50,000,000 shares and (ii) increase the number of authorized shares of Class B Common Stock from 10,000,000 shares to 20,000,000 shares;

    3. To consider and vote upon a proposal to approve the Tootsie Roll Industries, Inc. Bonus Incentive Plan;

    4. To consider and act upon ratification of the appointment of Price Waterhouse LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

    5. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business on March 11, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. The relative voting rights of the Company's Common Stock and Class B Common Stock in respect of the Annual Meeting and the matters to be acted upon at such meeting are described in the accompanying Proxy Statement.

    Your attention is directed to the accompanying Proxy, Proxy Statement and 1996 Annual Report of Tootsie Roll Industries, Inc.

                                          By Order of the Board of Directors
                                          William Touretz, SECRETARY

Chicago, Illinois
March 27, 1997

NOTE: PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                         TOOTSIE ROLL INDUSTRIES, INC.
                            7401 SOUTH CICERO AVENUE
                            CHICAGO, ILLINOIS 60629
                             ---------------------

                                PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 5, 1997

                            ------------------------

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tootsie Roll Industries, Inc. of the accompanying proxy for the Annual Meeting of Shareholders of the Company to be held on Monday, May 5, 1997, and at any adjournments thereof. The purpose of the meeting is for the shareholders of the Company to: (1) elect five directors to terms of office expiring at the 1998 Annual Meeting of Shareholders; (2) consider and vote upon a proposal to amend Article FOURTH of the Company's Articles of Incorporation to
(i) increase the number of authorized shares of Common Stock from 25,000,000 shares to 50,000,000 shares and (ii) increase the number of authorized shares of Class B Common Stock from 10,000,000 shares to 20,000,000 shares; (3) consider and vote upon a proposal to approve the Tootsie Roll Industries, Inc. Bonus Incentive Plan; (4) consider and act upon a proposal to ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and (5) transact such other business as may properly come before the meeting and any adjournments thereof.

    Proxies in the accompanying form, properly executed and received by the Company prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees, for the proposal to amend the Company's Articles of Incorporation, for the proposal to approve the Tootsie Roll Industries, Inc. Bonus Incentive Plan and for ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors. The Board of Directors does not know of any other matters to be brought before the meeting; however, if other matters should properly come before the meeting it is intended that the persons named in the accompanying proxy will vote thereon at their discretion. Any shareholder may revoke his or her proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing a later-dated proxy which is voted at the meeting or by attending the meeting and voting his or her shares in person.

    The Board of Directors has fixed the close of business on March 11, 1997 as the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting of Shareholders to be held on May 5, 1997, and at any adjournments thereof. As of the close of business on March 11, 1997, there were outstanding and entitled to vote 15,551,943 shares of Common Stock and 7,377,110 shares of Class B Common Stock. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes, and therefore the Common Stock will be entitled to a total of 15,551,943 votes and the Class B Common Stock will be entitled to a total of 73,771,100 votes. The Common Stock and the Class B Common Stock will vote together as a single class with respect to the election of directors and all other matters submitted to the Company's shareholders at the meeting, except with respect to the proposal to amend Article FOURTH of the Company's Articles of Incorporation ("Proposal 2"). The approval of Proposal 2 will require the affirmative vote of more than two-thirds of the outstanding shares of Common Stock and Class B Common Stock voting separately. This Proxy Statement and the enclosed form of proxy are being mailed to shareholders of the Company on or about March 27, 1997.

    The entire cost of soliciting proxies in the accompanying form will be borne by the Company. Proxies will be solicited by mail, and may be solicited personally by directors, officers or regular employees of the Company who will not receive special compensation for such services. In addition, the Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies and will pay such firm a fee, estimated to be $4,500, plus reimbursement of direct out-of-pocket expenses incurred by such firm in soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Company's Common Stock and Class B Common Stock.

                               VOTING INFORMATION

    A shareholder may, with respect to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. A shareholder may, with respect to each other proposal to be considered and voted upon at the meeting (i) vote "FOR" the proposal, (ii) vote "AGAINST" the proposal or (iii) "ABSTAIN" from voting on the proposal. Proxies properly executed and received by the Company prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees, for the proposal to amend Article FOURTH of the Company's Articles of Incorporation, for the proposal to approve the Tootsie Roll Industries, Inc. Bonus Incentive Plan and for ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter, although such votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

    The affirmative vote of a plurality of the votes present in person or by proxy at the meeting and entitled to vote in the election of directors is required to elect directors. Thus, assuming a quorum is present, the five persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director(s) and non-votes with respect to the election of directors will not affect the outcome of the election of directors. The affirmative vote of the holders of more than two-thirds of the outstanding shares of Common Stock and of the Class B Common Stock, each class voting separately, is required to approve and adopt the proposal to amend Article FOURTH of the Company's Articles of Incorporation. Therefore, non-votes and abstentions with respect to such matter have the legal effect of a vote against such matter. If a quorum is present at the meeting, in order to approve the Tootsie Roll Industries, Inc. Bonus Incentive Plan and to ratify the appointment of Price Waterhouse LLP as the Company's independent auditors, the number of votes cast favoring each action must exceed the number of votes cast opposing the action. Accordingly, non-votes and abstentions with respect to these two matters will not affect the determination of whether such matters are approved.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    It is the intention of the persons named in the accompanying proxy to vote for the election of each of the five persons named in the table below as a director of the Company to serve until the 1998 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. All of such nominees are now directors of the Company, having been previously elected as directors by the shareholders of the Company. In the event any of the nominees, all of whom have expressed an intention to serve if elected, fail to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors. The information concerning the nominees and their shareholdings has been furnished by them to the Company.

    The following table sets forth information with respect to the five nominees for election as directors:

      NAME, AGE AND OTHER POSITIONS,                            PERIOD SERVED AS DIRECTOR AND
           IF ANY, WITH COMPANY                            BUSINESS EXPERIENCE DURING PAST 5 YEARS
------------------------------------------  ---------------------------------------------------------------------
Melvin J. Gordon, 77; Chairman of the       Director since 1952; Chairman of the Board since 1962; Director and
  Board and Chief Executive Officer(1)(2)     President of HDI Investment Corp., a family investment company.

Ellen R. Gordon, 65, President and Chief    Director since 1969; President since 1978; Director and Vice-
  Operating Officer(1)(2)                     President of HDI Investment Corp., a family investment company;
                                              director of CPC International since 1991.

Charles W. Seibert, 82(3)(4)                Director since 1978; retired; Vice-President of Citibank through
                                              February, 1974 and consultant to several banks since 1974.

William Touretz, 82, Secretary(1)           Director since 1974; Treasurer 1969-79; Secretary since 1978;
                                              part-time consultant to Company and subsidiaries since 1980.

Lana Jane Lewis-Brent, 50(3)(4)             Director since 1988; President of Paul Brent Designer, Inc. since
                                              1992 (art publishing); former President of Sunshine-Jr. Stores,
                                              Inc. (convenience stores).

------------------------

(1) Member of the Executive Committee. When the Board of Directors is not in session, the Executive Committee has the powers of the Board in the management of the business and affairs of the Company, other than certain actions which under the laws of the Commonwealth of Virginia must be approved by the Board of Directors. The Executive Committee held four meetings in 1996.

(2) Melvin J. Gordon and Ellen R. Gordon are husband and wife.

(3) Member of the Audit Committee. The Audit Committee (a) annually recommends to the Board of Directors the appointment of independent public accountants for the Company and subsidiaries; (b) reviews the scope of audits; (c) approves the non-audit services of the independent public accountants for the Company and subsidiaries and their fees for audit and non-audit services; and (d) receives, reviews and takes action deemed appropriate with respect to audit reports submitted. The Audit Committee held two meetings during 1996.

(4) Member of the Compensation Committee. The Compensation Committee was established in December 1996 to administer the Tootsie Roll Industries, Inc. Bonus Incentive Plan (see Proposal 3 below) and in this capacity will make or recommend awards under such plan. The Compensation Committee held one meeting during 1996.

    The Company does not have a nominating committee.

    The Board of Directors held four meetings during 1996. Mr. and Mrs. Gordon do not receive fees for their service on the Board of Directors or committees. Other directors receive an annual fee of $17,500 plus $1,250 per meeting attended for service on the Board of Directors. Each member of the Audit Committee and the Compensation Committee receives $1,250 per meeting attended. Mr. Seibert, as the Chairman of the Audit Committee, receives an additional annual fee of $5,500. Additionally, William

Touretz receives an annual fee of $3,000 for service on the Executive Committee and also earned a fee of $65,000 in 1996 for investment consulting and corporate secretary services. During 1995, all of the directors attended at least 75 percent of the meetings of the Board of Directors and (if they were members of the Executive Committee, Audit Committee or Compensation Committee) the Executive Committee, Audit Committee and Compensation Committee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NAMED DIRECTOR NOMINEES.

               OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK
                          BY CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of March 11, 1997, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by each person known to the Company to be the beneficial owner of more than five percent of such Common Stock or Class B Common Stock. The information has been furnished to the Company by such persons or derived from filings with the Securities and Exchange Commission.

                                                                     NUMBER OF SHARES OF
                                                                  COMMON STOCK AND CLASS B
                                                                     COMMON STOCK OWNED
                                                                 BENEFICIALLY AND NATURE OF           PERCENTAGE OF
                                                                   BENEFICIAL OWNERSHIP(1)             OUTSTANDING
                                                             -----------------------------------        SHARES OF
                    NAME                                         DIRECT             INDIRECT              CLASS
---------------------------------------------                ---------------     ---------------     ---------------
Melvin J. Gordon.............................  Common                477,015           --                       3.1%
              ...............................  Class B               477,015           --                       6.5%

Ellen R. Gordon..............................  Common              3,064,159              14,492(2)            19.8%
              ...............................  Class B             3,064,159              14,492(2)            41.7%

Melvin J. Gordon
  and Ellen R. Gordon,
  jointly as fiduciaries.....................  Common              --                  1,927,777(3)            12.4%
              ...............................  Class B             --                  1,927,777(3)            26.1%

Leigh R. Weiner..............................  Common                593,719             141,360(4)             4.7%
              ...............................  Class B               806,611             175,906(4)            13.3%

IDS Life Capital
  Resource Fund(5)...........................  Common              1,250,000           --                       8.0%
              ...............................  Class B             --                  --                  --

------------------------

    The address of Mr. and Mrs. Gordon is c/o Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629. The address of Mr. Weiner is c/o Becker Ross Stone DeStefano & Klein, 317 Madison Ave., New York, New York 10017-5372. The address of IDS Life Capital Resource Fund is IDS Tower 10, Minneapolis, Minnesota 55440.

(1) The persons named in the above table have sole investment and voting power over the shares indicated therein as being owned directly and share investment and voting power over the shares indicated therein as being owned indirectly.

(2) Held as co-trustee of the Company's pension plan.

(3) Includes 1,715,247 shares each of Common Stock and Class B Common Stock held by Mr. and Mrs. Gordon as fiduciaries for their children and 212,530 shares each of Common Stock and Class B Common Stock owned by a charitable foundation in which members of the Gordon family are interested.

(4) Includes 28,035 shares of Common Stock and 17,176 shares of Class B Common Stock held by Mr. Weiner's wife (of which he disclaims beneficial ownership), 69,932 shares of Common Stock and 52,284 shares of Class B Common Stock held Mr. Weiner or by his wife as custodian for their children and 43,393 shares of Common Stock and 106,446 shares of Class B Common Stock held by a charitable foundation in which Mr. Weiner and members of his family are interested.

(5) The information as to IDS Life Capital Resource Fund is derived from a statement on Schedule 13G with respect to the Common Stock, filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934. Such statement discloses that IDS Life Capital Resource Fund has sole voting power with respect to all such shares and shares dispositive power with respect to all such shares with American Express Financial Corporation, an investment adviser registered under the Investment Advisors Act of 1940 located at IDS Tower 10, Minneapolis, Minnesota 55440, and American Express Company, a parent holding company located at American Express Tower, 200 Vesey Street, New York, New York 10285.

        OWNERSHIP OF COMMON STOCK AND CLASS B COMMON STOCK BY MANAGEMENT

    The following table sets forth, as of March 11, 1997, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by each director, by each executive officer who is named in the summary compensation table included in this proxy statement, and by all directors and executive officers of the Company as a group.

                                                                  NUMBER OF SHARES OF
                                                                   COMMON STOCK AND
                                                                 CLASS B COMMON STOCK
                                                                  OWNED BENEFICIALLY
                                                                     AND NATURE OF                 PERCENTAGE OF
                                                                BENEFICIAL OWNERSHIP(1)             OUTSTANDING
                                                          -----------------------------------        SHARES OF
                   NAME                                       DIRECT             INDIRECT              CLASS
------------------------------------------                ---------------     ---------------     ---------------
Melvin J. Gordon..........................  Common                      (2)                 (2)                 (2)
             .............................  Class B                     (2)                 (2)                 (2)

Ellen R. Gordon...........................  Common                      (2)                 (2)                 (2)
             .............................  Class B                     (2)                 (2)                 (2)

Charles W. Seibert........................  Common                    488           --                          (3)
             .............................  Class B                   488           --                          (3)

William Touretz...........................  Common              --                  --                          (3)
             .............................  Class B                   677               3,106                   (3)

Lana Jane Lewis-Brent.....................  Common                  1,617               5,052                   (3)
             .............................  Class B             --                  --                          (3)

John W. Newlin, Jr........................  Common                  4,416                 547                   (3)
             .............................  Class B                 4,416                 547                   (3)

Thomas E. Corr............................  Common              --                  --                          (3)
             .............................  Class B             --                  --                          (3)

G. Howard Ember Jr........................  Common              --                  --                          (3)
             .............................  Class B             --                  --                          (3)

All directors and executive officers as a
  group (9 persons).......................  Common              3,547,695           1,947,868                 35.3%
             .............................  Class B             3,546,755           1,945,922                 74.5%

------------------------

(1) The persons named in the above table have sole investment and voting power over the shares indicated therein as being owned directly and share investment and voting power over the shares indicated therein as being owned indirectly.

(2) See the table under the caption "Ownership of Common Stock and Class B Common Stock by Certain Beneficial Owners" above for shareholdings of Mr. and Mrs. Gordon.

(3) Less than 1% of the outstanding shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock or Class B Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and New York Stock Exchange. Such persons are also required to furnish the Company with copies of all such reports.

    Based solely on its review of the copies of such reports received by the Company, and written representations from certain reporting persons, the Company is pleased to note that its directors, executive officers and greater than ten percent shareholders filed all required reports during or with respect to fiscal year 1996.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following summary compensation table sets forth the compensation for the last three calendar years of the Chairman and Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company serving at the end of 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                            -------------------------------------
                                                                                     AWARDS
                                            ANNUAL COMPENSATION             ------------------------    PAYOUTS
                                  ---------------------------------------   RESTRICTED                 ----------     ALL OTHER
NAME AND PRINCIPAL                                          OTHER ANNUAL       STOCK       OPTIONS/       LTIP      COMPENSATION
POSITION                    YEAR    SALARY       BONUS      COMPENSATION      AWARDS         SARS       PAYOUTS       (1)(2)(3)
--------------------------  ----  ----------   ----------   -------------   -----------   ----------   ----------   -------------
Melvin J. Gordon            1996  $  804,000   $  595,000   $          0    $        0            0    $       0    $    760,014
Chairman and CEO            1995     730,000      480,000              0             0            0            0         541,806
                            1994     670,000      415,000              0             0            0            0         562,244

Ellen R. Gordon             1996  $  733,000   $  590,000   $          0    $        0            0    $       0    $    734,816
President and Chief         1995     665,000      475,000              0             0            0            0         522,446
  Operating Officer         1994     605,000      410,000              0             0            0            0         542,884

John W. Newlin, Jr.         1996  $  434,000   $  195,000   $          0    $        0            0    $       0    $    314,637
Vice President/             1995     394,000      161,000              0             0            0            0         165,428
  Manufacturing             1994     358,000      140,000              0             0            0            0         149,743

Thomas E. Corr              1996  $  370,000   $  225,000   $          0    $        0            0    $       0    $    292,121
Vice President/             1995     336,000      180,000              0             0            0            0         147,320
  Marketing and Sales       1994     305,000      146,000              0             0            0            0         126,050

G. Howard Ember Jr.         1996  $  250,000   $  152,000   $          0    $        0            0    $       0    $    230,461
Vice President/Finance      1995     227,000      119,000              0             0            0            0          97,109
                            1994     206,000       92,000              0             0            0            0          82,082

------------------------------

(1) "All Other Compensation" includes (i) contributions to the Company's pension, profit-sharing and excess benefit plans, (ii) annual awards to the Company's Career Achievement Plan ("CAP") in the form of deferred compensation with vesting and forfeiture provisions and (iii) benefits under the Company's split dollar life insurance plan (see note 3 below).

(2) For 1996, (i) contributions to the Company's pension, profit-sharing and excess benefit plans, (ii) CAP awards and (iii) split dollar life insurance benefits were, respectively, as follows: $110,608, $0 and $649,406 for Melvin J. Gordon; $85,410, $0 and $649,406 for Ellen R. Gordon; $73,170, $221,000 and $20,467 for John W. Newlin, Jr.; $67,788, $214,000 and $10,333
    for Thomas E. Corr; and $44,328, $177,000 and $9,133 for G. Howard Ember Jr.

(3) In 1993, the Board of Directors approved a split dollar life insurance plan for Melvin J. Gordon and Ellen R. Gordon that replaced benefits that were already earned under the Company's CAP and previous split dollar insurance programs pursuant to which Mr. and Mrs. Gordon received awards during the years 1982 through 1992. In 1996, the Board of Directors approved an additional split dollar life insurance plan for Mr. and Mrs. Gordon, a portion of which replaced benefits previously earned under deferred compensation and excess benefit plans. Although the Company will fully recover all premiums paid for the split dollar life insurance after approximately 16 years, the plan includes a compensation element for the additional benefits attributable to the Company's cost for advancing the premium payments. The compensation element represents the total expected cost of the benefits provided allocable to the service provided by Melvin J. Gordon and Ellen R. Gordon during the year.

                        REPORT ON EXECUTIVE COMPENSATION

    During 1996, the entire Board of Directors was responsible for determining the compensation structure and amounts for the executive officers of the Company. This report describes the policies and rationale for the Board in establishing the principal components of compensation for the executive officers during 1996.

EXECUTIVE COMPENSATION POLICY

    The Company's compensation program is designed to encourage and reward both individual effort and teamwork leading to improvement in the Company's financial performance and attainment of the Company's principal long-term objective of profitably building the Company's well-known brands. The Company's executive officer compensation program is balanced between short-term and long-term compensation and incentives. The program is comprised of base salary, annual cash incentive bonuses, annual awards to the Company's Career Achievement Plan ("CAP"), split-dollar insurance plans, and pension, profit-sharing and excess benefit plans generally available to employees of the Company. The Board of Directors believes that this program will lead to increased shareholder value on a long-term basis.

BASE SALARY

    The Board of Directors annually reviews each executive officer's salary. The Board considers the following with respect to the determination of an individual executive officer's base salary:

    - Performance and contribution to the Company, including length of service in the position;

    - Comparative compensation levels of other companies, including periodic compensation studies performed by independent compensation and benefit consultants;

    - Overall competitive environment for executives and the level of compensation considered necessary to attract and retain executive talent; and

    - Historical compensation and performance levels for the Company.

    Companies used in comparative analyses for the purpose of determining each executive officer's salary are selected periodically with the assistance of professional compensation consultants. Selection of such companies is based on a variety of factors, including market capitalization and industry classification. The companies used in these comparative analyses include some of the companies in the Peer Group used in the Performance Graph, as well as other companies. The Board of Directors believes that the Company's primary competitors for executive talent are companies with a similar market capitalization and, accordingly, relies on a broad array of companies in various industries for comparative analyses.

ANNUAL INCENTIVES AND OTHER AWARDS

    Annual incentive bonuses and CAP and split-dollar insurance awards are made at the discretion of the Board of Directors to executive corporate officers in order to recognize and reward each individual executive officer's contribution to the Company's overall performance in terms of both financial results and attainment of individual and Company goals.

    The annual cash incentive bonus is designed to reward executives, as well as other management personnel, for their contributions to the Company's financial performance during the recently completed year.

    The annual CAP award and split dollar life insurance program is principally designed to provide an incentive to executive officers to achieve both short-term and long-term financial and other goals, including strategic objectives. These programs are also designed to provide an incentive for the executive to remain with the Company on a long-term basis. These awards are determined by the Board of Directors based on the performance of the Company and the executive's contribution to the growth and success of the Company.

    The Board of Directors considers both achievement of strategic objectives and financial performance measures in determining compensation levels. Although the Board of Directors does not use a fixed formula for determining annual incentive and other awards, the following measures of Company performance were considered in the determination of 1996 bonuses and awards:

    - Earnings per share;

    - Increase in sales of core brands and total sales;

    - Return on assets;

    - Return on equity; and

    - Net earnings as a percentage of sales.

    The awards for 1996 recognize the Company's achievement of record profitability for the year and the high level of achievement on other measures of financial performance.

RATIONALE OF CEO COMPENSATION

    The Board of Directors established the compensation of Melvin J. Gordon, Chairman of the Board of Directors and Chief Executive Officer, using the same criteria that were used to determine the other executive officers' compensation as discussed above. In addition, the Board considered Mr. Gordon's leadership of the Company in achieving the Company's strategic and long-term objectives. A substantial portion of his compensation was at risk, in the form of annual cash incentive bonus. It is the Board's opinion that Mr. Gordon's compensation package was based on an appropriate assessment of the Company's performance, his individual performance and competitive standards.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Internal Revenue Code limits the tax deductibility of executive compensation in certain circumstances. In the event a portion of executive compensation were not tax deductible, the Board of Directors may require the executive to defer the non-deductible portion of compensation until such time the compensation may be deductible by the Company. Mr. and Mrs. Gordon elected to defer a portion of their 1996 bonus so that all of their 1996 compensation may be deducted by the Company. In order to enable the Company to receive federal income tax deductions for the compensation paid to the executive officers of the Company in future years, the Compensation Committee of the Board of Directors has established, subject to shareholder approval, the Tootsie Roll Industries, Inc. Bonus Incentive Plan. See Proposal 3.

    The foregoing report has been approved by the Board of Directors, the members of which are:

                                Melvin J. Gordon
                                Ellen R. Gordon
                               Charles W. Seibert
                                William Touretz
                             Lana Jane Lewis-Brent

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As indicated above under "Report on Executive Compensation," during 1996 the Board of Directors of the Company was responsible for determining the compensation of the executive officers of the Company. Mr. Gordon is the Chairman of the Board and Chief Executive Officer of the Company, Mrs. Gordon is President and Chief Operating Officer of the Company, and Mr. Touretz is the Secretary of the Company. Mr. and Mrs. Gordon each serves as a director and executive officer of certain family investment companies. The board of directors of these companies is responsible for determining the compensation of the executive officers, including Mr. and Mrs. Gordon (who serve on the Board of Directors of the Company).

                               PERFORMANCE GRAPH

    The following performance graphs compare the Company's cumulative total shareholder return on the Company's Common Stock for a ten-year period (December 31, 1986 to December 31, 1996) and a five-year period (December 31, 1991 to December 31, 1996) with the cumulative total return of Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Industry Food Index ("Peer Group", which includes the Company).

                        TEN-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TOOTSIE ROLL   PEER GROUP    S&P 500
1986             100.00        100.00     100.00
1987             121.18        102.00     105.25
1988             123.13        121.87     122.73
1989             155.34        173.36     161.62
1990             179.70        188.89     156.60
1991             334.74        261.42     204.31
1992             365.57        265.00     219.88
1993             346.62        250.89     242.04
1994             311.31        270.43     245.24
1995             415.90        335.42     337.39
1996             431.62        398.06     414.86

                       FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TOOTSIE ROLL   PEER GROUP    S&P 500
1991             100.00        100.00     100.00
1992             109.21        101.39     107.62
1993             103.55         94.41     118.46
1994              93.00        101.52     120.03
1995             124.25        127.44     165.13
1996             128.94        147.15     203.05

------------------------

*Assumes (i) $100 invested on December 31 of the first year of the chart in each of the Company's Common Stock, the Dow Jones Industry Food Index and the S&P 500 and (ii) the reinvestment of dividends.

                                   PROPOSAL 2
               PROPOSAL TO AMEND ARTICLE FOURTH OF THE COMPANY'S
              ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
           AUTHORIZED SHARES OF COMMON STOCK AND CLASS B COMMON STOCK

GENERAL

    At its meeting of December 10, 1996, the Company's Board of Directors unanimously approved and recommended for adoption by the shareholders an amendment to Article FOURTH of the Company's Articles of Incorporation ("Article FOURTH"), which would (i) increase the number of authorized shares of Common Stock, par value 69 4/9 cents per share, from 25,000,000 shares to 50,000,000 shares and (ii) increase the number of authorized shares of Class B Common Stock, par value 69 4/9 cents per share, from 10,000,000 shares to 20,000,000 shares. While the proposed amendment to Article FOURTH will affect the number of shares of Common Stock and Class B Common Stock authorized to be issued, no rights, preferences, powers, qualifications, limitations or restrictions as currently exist for either class of common stock will be affected in any way by the proposed amendment.

BACKGROUND AND PURPOSE OF THE PROPOSED AMENDMENT

    As of March 11, 1997, there were 15,551,943 shares of Common Stock and 7,377,110 shares of Class B Common Stock issued and outstanding. In addition, as of that date, there were 7,377,110 shares of Common Stock reserved for issuance upon the conversion of the outstanding shares of Class B Common Stock. Therefore, the Company has only 2,070,947 shares of Common Stock and 2,622,890 shares of Class B Common Stock available for future issuance as of March 11, 1997.

    Although there are no current plans to issue further shares of either class of common stock other than the annual three percent (3%) stock dividend on outstanding shares of Common Stock and Class B Common Stock and issuances which may be made upon the conversion of Class B Common Stock, the Board of Directors believes the proposal to increase the number of authorized shares of both classes of common stock is in the best interests of the Company and its shareholders. If the proposed amendment to Article FOURTH is approved by the shareholders, the Company would have additional shares available for issuance, and the Board of Directors would have the flexibility to act in a timely manner to take advantage of favorable market conditions and other opportunities with respect to stock splits, stock dividends, financings, acquisitions or other appropriate corporate actions. Such availability of an increased number of authorized shares will eliminate the delays and expense involved in first conducting a special meeting of shareholders in order to issue additional shares when needed.

DESCRIPTION OF COMMON STOCK AND CLASS B COMMON STOCK

    Each share of Common Stock and Class B Common Stock is equal in respect of rights to dividends and other distributions in cash, stock or property of the Company (including distributions in liquidation), and neither the Common Stock nor the Class B Common Stock carries preemptive rights. However, the two classes of common stock differ in several respects as is more fully described below.

    The Common Stock is entitled to one vote for each share outstanding on all matters, and the Class B Common Stock is entitled to ten votes for each share outstanding on all matters. Each action submitted to a vote of shareholders (including the election of directors) is generally voted on by holders of the Common Stock and the Class B Common Stock voting together as a single class. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of Common Stock and of the Class B Common Stock, each voting separately as a class, is required to authorize (i) additional shares of either class of common stock, (ii) any merger or consolidation of the Company with or into any other corporation or any statutory exchange of shares to which the Company is a party or (iii) any dissolution of the Company; provided that, in the case of any such merger or consolidation, the holders of the Common Stock and of the Class B Common Stock will not each be entitled to vote separately as a class on any such matter if the other party to such merger or consolidation is a majority-owned subsidiary of the Company.

The affirmative vote of the holders of the Common Stock and of the Class B Common Stock, each voting separately as a class, is also required to approve other amendments to the Articles of Incorporation of the Company that alter or change the powers, preferences or special rights of their respective class of stock so as to affect them adversely and any other matters as may require class votes under the Virginia Stock Corporation Act. There is no provision in the Company's Articles of Incorporation permitting cumulative voting.

    Article FOURTH further provides that Class B Common Stock is generally not transferrable by a holder; however, each holder of shares of Class B Common Stock has the right at any time to convert each such share into one share of Common Stock, which shares are fully transferrable. In addition, the Class B Common Stock is transferrable by a holder to or among "Permitted Transferees," which are principally the Class B shareholder's spouse or children (including adopted children); any lineal descendant of a great grandparent of such Class B shareholder (and their spouses); an executor, administrator, guardian or conservator of the Class B shareholder; trusts for the sole benefit of the Class B shareholder's family members; and certain types of charitable and other organizations.

    The Company may not issue additional shares of Class B Common Stock except in connection with stock splits, stock dividends or similar distributions. In addition, the Company's Board of Directors may not declare a stock split or dividend on the Class B Common Stock without declaring a similar stock split or dividend on the Common Stock.

    If at any time the number of "outstanding" shares of Class B Common Stock as reflected on the stock transfer books of the Company falls below 14% of the aggregate number of "outstanding" shares of Common Stock and Class B Common Stock, then, immediately upon the occurrence of such event, all the outstanding shares of Class B Common Stock shall be automatically converted into shares of Common Stock, on a share-for-share basis. For purposes of the immediately preceding sentence: (1) the number of shares of Common Stock "outstanding" at any time shall not include any shares of Common Stock which, after May 15, 1987, are (a) issued in exchange for the assets or stock of other entities (including pursuant to a merger or other business combination), (b) sold by the Company for value, (c) issued upon conversion of convertible securities issued in exchange for the assets or stock of other entities or sold by the Company for value or
(d) issued as a stock split or dividend with respect to shares issued or sold pursuant to clauses (a), (b) or (c) above; and (2) any shares of Common Stock or Class B Common Stock repurchased by the Company shall no longer be deemed "outstanding" from and after the date of repurchase.

    In the event the Common Stock is delisted from the New York Stock Exchange ("NYSE") or the NYSE commences proceedings for delisting and the Common Stock will be precluded by rule or law from being quoted on the National Association of Securities Dealers Automated Quotation System or a successor automated quotation system, the Board of Directors will have the right to immediately convert each share of Class B Common Stock into one share of Common Stock.

POSSIBLE EFFECTS OR CONSEQUENCES OF THE PROPOSED AMENDMENT

    If the proposed amendment is approved by the shareholders, the authorized but unissued and unreserved shares of Common Stock may be issued by the Board of Directors at such times, to such persons and for such consideration as the Board may deem appropriate without further shareholder approval, except as may be required by Virginia law, the rules of any national securities exchange on which the shares of Common Stock are listed at the time, or other applicable laws or regulations as may be in effect from time to time. As indicated above, additional shares of Class B Common Stock may not be issued except in connection with stock splits, stock dividends or similar distributions with respect to both classes of common stock. The Company has regularly paid an annual three percent (3%) stock dividend on outstanding shares of Common Stock and Class B Common Stock. There are no commitments relating to the issuance of additional shares at this time except those shares of Common Stock to be issued upon conversions of Class B Common Stock. The Company does, from time to time, investigate possible acquisitions, but it is not possible to state whether any such acquisition will materialize or, if so, whether the issuance of additional stock would be desirable or required.

    Although it is not the purpose of the proposed amendment to Article FOURTH, the unissued and unreserved shares of Common Stock could be used by the Board of Directors in an attempt to discourage or make more difficult a change in control of the Company or otherwise be used to defend against a merger or takeover attempt. For example, additional shares of Common Stock could be issued by the Company, thereby diluting the stock ownership of all existing shareholders (including that of management and of persons seeking to obtain control of the Company) and increasing the cost of acquiring a given percentage of the Company's outstanding stock. The Board of Directors has no knowledge of any effort by any person or group to obtain control of the Company.

    Depending on the purpose, terms and conditions of any issuance of stock, the issuance of additional shares of Common Stock could have the effect of diluting earnings and book value per share of both the Common Stock and the Class B Common Stock and the shareholders' proportionate interests in the Company. In addition, stock splits or dividends on the Common Stock and the Class B Common Stock will have an effect on the relative voting power of the classes of common stock as to matters which are voted on by holders of the Common Stock and the Class B Common Stock voting together as a single class. However, as indicated above, certain extraordinary matters require the affirmative vote of both classes of common stock, each voting separately by class.

PROPOSED AMENDMENT

    Only the first paragraph of Article FOURTH of the Company's Articles of Incorporation is proposed to be amended. All of the other provisions of Article FOURTH will remain unchanged. If the proposed amendment is approved by the shareholders, the first paragraph of Article FOURTH will be as follows:

        1. AUTHORIZED SHARES. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is seventy million (70,000,000), consisting of fifty million (50,000,000) shares of Common Stock, par value 69 4/9 cents per share ("Common Stock"), and twenty million (20,000,000) shares of Class B Common Stock, par value 69 4/9 cents per share ("Class B Common Stock").

    The proposed amendment to Article FOURTH of the Articles of Incorporation requires the affirmative vote of more than two-thirds of the outstanding shares of Common Stock and Class B Common Stock, each voting separately as a class.

    It is anticipated that Mr. and Mrs. Gordon and the officers and directors of the Company, who may be deemed to own beneficially 35.3% and 74.5% of the Common Stock and the Class B Common Stock, respectively, will vote in favor of the proposed amendment. In light of the importance of the proposed amendment, the Board of Directors urges all shareholders to vote.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S ARTICLES OF INCORPORATION.

                                   PROPOSAL 3
                 APPROVAL OF THE TOOTSIE ROLL INDUSTRIES, INC.
                              BONUS INCENTIVE PLAN

    Effective January 1, 1997, the Compensation Committee has established, subject to shareholder approval, the Tootsie Roll Industries, Inc. Bonus Incentive Plan (the "Plan"). The Plan was adopted to ensure the tax deductibility of the annual bonus that may be earned by executive officers of the Company. Under the Plan, certain key employees (including employees who are also directors) designated by the Compensation Committee ("Eligible Employees") may receive annual incentive compensation determined by pre-established performance goals. If a quorum is present at the meeting, in order for shareholders to approve the Plan, the number of votes cast favoring the action must exceed the number of votes cast opposing the action.

    The Plan has been designed to enable the Company to receive federal income tax deductions for awards paid under the Plan to certain executive officers, even if any such executive officer's compensation exceeds $1,000,000 in any year. Under amendments to the Internal Revenue Code (the "Code") adopted in 1993, corporations whose stock is publicly traded generally will not be entitled to deduct remuneration paid to "covered employees" to the extent that payments for any year to any such employee exceed $1,000,000, unless the payments are made under qualifying performance-based compensation plans. The Company believes that if the Plan is approved by the shareholders, compensation paid in accordance with the Plan will qualify as performance-based compensation under the Code, although the Company has not requested or received, and does not expect to receive, a ruling from the Internal Revenue Service to that effect. Currently, "covered employees" include the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer as of the end of the most recent fiscal year.

    The following is a summary of the proposed features of the Plan, which is qualified in its entirety by reference to the Plan, a copy of which is annexed hereto as Exhibit A.

BONUS INCENTIVE PAYOUTS--GENERAL

    The Compensation Committee shall no later than the 90th day of each year: select the Eligible Employees; determine the Performance Goals (defined below) that must be achieved in order for awards to be paid under the Plan; and determine the total amount which may be available for payout to Eligible Employees based upon the relative level of attainment of the Performance Goals. At the end of each year, the Compensation Committee shall certify, in writing, whether the Performance Goals were satisfied and to what extent they were satisfied and shall determine the total amount available for payout based upon the extent to which the Performance Goals established by the Compensation Committee were achieved. In its sole discretion, the Compensation Committee may reduce the size of or eliminate the total amount available for payment and determine the share, if any, of the available amount to paid to each Eligible Employee. For purposes of the Plan, "Performance Goals" means (i) consolidated pre-tax income, (ii) return on average equity or (iii) return on average assets. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Company generally.

    Awards under the Plan will be paid in cash. The awards may be payable immediately, on a deferred basis or in installments.

    The amounts of any awards that may be payable to Eligible Employees under the Plan in future years cannot currently be determined. In addition, since awards are based upon Performance Goals which are tied to a specific year, the amounts which Eligible Employees would have received for 1996 if the Plan had been in effect are also not determinable. For 1997, the Chairman and Chief Executive Officer and the President and Chief Operating Officer are the only Eligible Employees. The maximum payment to any Eligible Employee who is a "covered employee" under Section 162(m) of the Code during any one-year period shall in no event exceed $1,500,000. The Plan is intended to ensure the tax deductibility of the annual bonus that may be earned by executive officers of the Company.

AMENDMENT AND TERMINATION

    The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan; provided, however, that neither termination nor amendment of the Plan shall have the effect of reducing or eliminating any award theretofore earned but unpaid under the Plan. The Board of Directors may at any time and from time to time delegate to the Compensation Committee any or all of its authority to amend or terminate the Plan. Any amendment to the Plan shall be approved by the Company's shareholders if required by Section 162(m) of the Code.

ADMINISTRATION

    The Plan shall be administered by a committee designated by the Board of Directors consisting solely of two or more members of the Board of Directors each of whom is an "outside director" within the meaning of Section 162(m) of the Code. The Compensation Committee has been designated by the Board for this purpose. The Compensation Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Compensation Committee pursuant to its authority under the Plan shall be conclusive and binding.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summarizes the operation of Section 162(m) of the Code but does not purport to describe all tax consequences of the Plan. Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the Chief Executive Officer and the four other most highly-paid executive officers of a publicly traded corporation. Certain types of compensation, including compensation based on performance goals, are excluded from this deduction limit. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more performance goals; (ii) the performance goals must be established by a committee consisting solely of two or more outside directors;
(iii) the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by shareholders in a separate vote prior to payment; and (iv) prior to payment, the committee must certify that the performance goals and any other material terms were in fact satisfied. In addition, satisfaction of the requirements set forth in (iii) and
(iv) above must be made conditions to the right of the executive to receive the performance-based compensation. The Company believes that if the Plan is approved by the shareholders, any compensation paid in accordance with the Plan will qualify as performance-based compensation under the Code, although the Company has not requested or received, and does not expect to receive, a ruling from the Internal Revenue Service to that effect.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

                                   PROPOSAL 4
                       RATIFICATION OF THE APPOINTMENT OF
                  PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS

    The Board of Directors has appointed Price Waterhouse LLP, independent public accountants, as the independent auditors for the Company for the fiscal year ending December 31, 1997. Price Waterhouse LLP has been the Company's independent auditors since 1968. Although not required by the Company's Articles of Incorporation or Bylaws, the Board of Directors deems it to be in the best interest of the Company to submit to the shareholders a proposal to ratify the appointment of Price Waterhouse LLP and recommends a vote in favor of such ratification. It is not expected that representatives of Price Waterhouse LLP will attend the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Shareholders, any shareholder proposals should be addressed to Tootsie Roll Industries, Inc., 7401 South Cicero Avenue, Chicago, Illinois 60629, Attention: Ellen R. Gordon, President, and must be received no later than December 1, 1997. In addition, the Company's Bylaws establish an advance notice procedure for shareholder proposals to be brought before the 1998 Annual Meeting of Shareholders, including proposed nominations of persons for election to the Board of Directors. The 1998 Annual Meeting of Shareholders is expected to be held on May 4, 1998. A shareholder proposal or nomination intended to be brought before the 1998 Annual Meeting of Shareholders must be received by the Secretary on or after February 3, 1998 and on or prior to March 5, 1998.

                                    GENERAL

    The Board of Directors does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters should be properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 is being mailed herewith.

    A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K WITHOUT EXHIBITS MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO TOOTSIE ROLL INDUSTRIES, INC., 7401 SOUTH CICERO AVENUE, CHICAGO, ILLINOIS 60629, ATTENTION: G. HOWARD EMBER JR., VICE PRESIDENT/FINANCE. A REASONABLE CHARGE WILL BE MADE FOR REQUESTED EXHIBITS.

                                          By Order of the Board of Directors
                                          William Touretz
                                          SECRETARY

Chicago, Illinois
March 27, 1997

                                                                       EXHIBIT A

                         TOOTSIE ROLL INDUSTRIES, INC.
                              BONUS INCENTIVE PLAN

    SECTION 1. PURPOSE. The purpose of the Tootsie Roll Industries, Inc. Bonus Incentive Plan (the "Plan") is to provide incentives to certain key employees whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Tootsie Roll Industries, Inc. (the "Company") and its subsidiaries, and to ensure that the compensation paid to senior executives pursuant to this Plan remains deductible by the Company under Internal Revenue Code Section 162(m).

    SECTION 2. DEFINITIONS. For the purposes of the Plan, the following terms shall have the meanings indicated:

        "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

        "COMMITTEE" shall mean the Compensation Committee designated pursuant to
    Section 3.

        "COMPANY" shall mean Tootsie Roll Industries, Inc.

        "EFFECTIVE DATE" shall mean the first day of January of the year in which the Plan is approved by shareholders of the Company.

        "INCENTIVE PAYMENT" means a payment under this Plan made in cash to a Participant, subject to Section 4 of the Plan.

        "INCENTIVE PERIOD" means the calendar year, except to the extent the Committee determines a longer period.

        "PARTICIPANT" shall mean an employee of the Company selected by the Committee in accordance with Section 4(a) who is eligible to receive an Incentive Payment for an Incentive Period.

        "PERFORMANCE GOALS" mean (i) consolidated pre-tax income, (ii) return on average equity, or (iii) return on average assets. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Company generally. Such Performance Goals may cover such period as may be specified by the Committee.

        "PLAN" shall mean this Tootsie Roll Industries, Inc. Bonus Incentive Plan and any amendments thereto.

        "SECTION 162(M)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and other authorities thereunder promulgated by the Internal Revenue Service of the Department of the Treasury.

    SECTION 3.  ADMINISTRATION.

    a. COMMITTEE. The Plan shall be administered by a Committee designated by the Board of Directors consisting solely of two or more members of the Board of Directors each of whom is an "outside director" within the meaning of Section 162(m). The Committee shall have authority to determine the terms of all Incentive Payments hereunder, including without limitation, the Participants to whom, and the time or times at which payments are made, the amount of the Participant's Incentive Payments, the Incentive Period to which each Incentive Payment shall relate, the actual dollar amount to be paid, and when the Incentive Payments shall be made (which payments may, without limitation, be made during or after an Incentive Period, on a deferred basis or in installments).

    b. COMMITTEE AUTHORITY. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding.

    c. COMMITTEE DETERMINATIONS. All determinations by the Committee shall be made by the affirmative vote of a all of its members, but any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

    SECTION 4. PARTICIPANTS AND DETERMINATION OF PERFORMANCE GOALS AND INCENTIVE PAYMENTS.

    a. PARTICIPANTS. Subject to the provisions of the Plan, no later than the 90th (ninetieth) day of each Incentive Period the Committee will select key employees (including employees who are also directors) of the Company or any of its subsidiaries who will participate in the Plan and be eligible to earn Incentive Payments under the Plan with respect to such Incentive Period, and determine the amount of such Incentive Payments and the conditions under which they may be earned.

    b. The Committee shall, in its sole discretion, for each such Incentive Period determine and establish in writing the following:

        (i) The Performance Goals applicable to the Incentive Period; and

        (ii) The performance/payout schedule detailing the total amount which may be available for payout to all Participants as Incentive Payments based upon the relative level of attainment of the Performance Goals.

    c.  After the end of each Incentive Period, the Committee shall:

        (i) Certify in writing, prior to the unconditional payment of any Incentive Payment, whether the Performance Goals for the Incentive Period were satisfied and to what extent they were satisfied;

        (ii) Determine the total amount available for Incentive Payments pursuant to the performance/ payout schedule established in Section 4(b)(ii) above, which amount shall be based upon the extent to which the Performance Goals established by the Committee for the Incentive Period have been achieved;

       (iii) In its sole discretion, reduce the size of or eliminate the total amount available for payment for an Incentive Period; and

        (iv) In its sole discretion, determine the share, if any, of the available amount to be paid to each Participant as that Participant's Incentive Payment and authorize payment of such amount.

    d. The Incentive Payment for any Incentive Period for each Participant who is a "covered employee" under Section 162(m) of the Code shall in no event exceed $1,500,000.

    SECTION 5.  GENERAL PROVISIONS.

    a. ADJUSTMENTS TO PERFORMANCE GOALS. Performance Goals shall be calculated without regard to any change in accounting standards required by the Financial Accounting Standards Board after the Performance Goals are established, extraordinary items within the meaning of Accounting Principles Board Opinion No. 30, and foreign currency translation adjustments.

    b. NO ASSIGNMENT. No portion of any Award under the Plan prior to the payment thereof may be assigned or transferred other than by will or by the laws of descent and distribution.

    c. WITHHOLDING. The Company shall have the right to deduct from any Award under the Plan any federal, state, local or other taxes required by law to be withheld or paid in connection with such Award.

    d. NO ADDITIONAL PARTICIPANT RIGHTS. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company, and the right of the Company to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company, is specifically reserved.

    e. OTHER COMPENSATION ARRANGEMENTS. The benefits provided for Participants under the Plan shall be in addition to other forms of compensation to or in respect of such Participants. Nothing contained in the Plan shall prevent the Company or any subsidiary of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

    f. LIABILITY. The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Company, except as expressly provided in the Plan. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

    SECTION 6. AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan; provided, however, that neither termination nor amendment of the Plan shall have the effect of reducing or eliminating any Award theretofore earned but unpaid under the Plan. The Board of Directors may at any time and from time to time delegate to the Committee any or all of its authority under this Section
6. Any amendment to the Plan shall be approved by the Company's shareholders if required by Section 162(m).

                                                                          PROXY

                          TOOTSIE ROLL INDUSTRIES, INC.

                          ANNUAL MEETING OF SHAREHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



     The undersigned shareholder of TOOTSIE ROLL INDUSTRIES, INC. (the "Company") hereby appoints ELLEN R. GORDON, WILLIAM TOURETZ, MICHAEL L. SOFFIN and AUGUSTUS C. EPPS, JR., and each of them, as the undersigned's proxies (with the power of substitution) to vote all the shares of Common Stock and/or Class B Common Stock of the Company which the undersigned would be entitled to vote at the annual meeting of shareholders of such Company to be held on May 5, 1997 at 9:00 A.M. (EDST) and any adjournment thereof, on the matters set forth on the reverse side hereof.

     This Proxy will be voted in accordance with instructions specified on the reverse side, but in the absence of any instructions will be voted "FOR" Items
(1), (2), (3), (4) and (5). If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion. The undersigned hereby revokes any proxy heretofore given.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

          PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
                         A RETURN ENVELOPE IS ENCLOSED.

The Board of Directors recommends a vote FOR the Board of Directors' nominees and FOR the Proposals listed below.

PROXY  /X/
Please Mark your votes as this example

(1)--Election of Directors: Melvin J. Gordon, Ellen R. Gordon, Lana Jane Lewis-Brent, Charles W. Siebert, William Touretz.

FOR all nominees listed above (except as marked to the contrary above) / /

WITHHOLD AUTHORITY to vote for all nominees listed above / /

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

(2)--Amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000 and Class B Common Stock from 10,000,000 to 20,000,000.

FOR             AGAINST             ABSTAIN
/ /               / /                 / /

(3)--Approve the Tootsie Roll Industries, Inc. Bonus Incentive Plan.

FOR             AGAINST             ABSTAIN
/ /               / /                 / /

(4)--Ratify the appointment of Price Waterhouse LLP as auditors for the fiscal year 1997.

FOR             AGAINST             ABSTAIN
/ /               / /                 / /

(5)--In their discretion, transact any other business that may properly come before such meeting.

FOR             AGAINST             ABSTAIN
/ /               / /                 / /


The undersigned hereby revokes any proxy heretofore given. This proxy will be voted in accordance with instructions specified above, but in the absence of any instructions will be voted "FOR" Items (1), (2), (3), (4) and (5). If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion.

SIGNATURE:_____________________________________________________________________

SIGNATURE:_____________________________________________________________________

DATE:__________________________________________________________________________
                           Signature(s) of Shareholder
           PLEASE MARK YOUR CHOICE LIKE THIS / / IN BLUE OR BLACK INK

Please date and sign exactly as name appears hereon. Executors, administrators, Trustees, etc. should so indicate when signing. If shares are held jointly, both shareholders should sign.